Exhibit  21

                         Subsidiaries of the Registrant


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Name of Company                            State of Incorporation                   Names under which the Company
                                                                                    does Business
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
Semotus Systems, Corp.                     British Columbia, Canada
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Cross Communications, Inc.                 Delaware
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Simkin, Inc.                               Delaware
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Wares On The Web, Inc.                     Delaware
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Five Star Advantage, Inc.                  Delaware                                 Tech-ni-comm, Inc.
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WizShop.com, Inc.                          Delaware
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Application Design Associates, Inc.        Delaware
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